As filed with the Securities and Exchange Commission on June 4, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
T. ROWE PRICE GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-2264646
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

100 East Pratt Street
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)
T. ROWE PRICE GROUP, INC. 2004 STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service)
James A.C. Kennedy	(Copy to:)
Chief Executive Officer and President	R.W. Smith, Jr., Esquire
T. Rowe Price Group, Inc.	DLA Piper LLP (US)
100 East Pratt Street	6225 Smith Avenue
Baltimore, Maryland 21202	Baltimore, Maryland 21209-3600
(410) 345-2000	(410) 580-3000
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered	Price Per Unit	Offering Price	Fee
Common Stock, $0.20 par value Shares not previously registered	13,558,036	$49.44 (2)	$670,241,510 (2)	$47,788 (2)
Shares registered under prior plans	14,060,718	N/A (3)	N/A (3)	N/A (3)
TOTAL	27,618,754 (1)	$49.44	$670,241,510	$47,788

(1)	An aggregate of 45,756,084 shares of Common Stock may be offered or issued pursuant to the Registrant’s 2004 Stock Incentive Plan (the “2004 Plan”), 18,137,330 (split adjusted through the date of this filing) of which were previously registered on Form S-8 (File No. 333-120882), and 27,618,754 of which are registered on this Registration Statement. Of the 27,618,754 shares to be registered under this Registration Statement for the 2004 Plan, (i) 398 shares were previously registered for offer or sale under the Registrant’s 1990 Stock Incentive Plan (the “1990 Plan”), (ii) 1,556,652 shares were previously registered for offer or sale under the Registrant’s 1993 Stock Incentive Plan (the “1993 Plan”), (iii) 5,223,285 shares were previously registered for offer or sale under the Registrant’s 1996 Stock Incentive Plan (the “1996 Plan”), (iv) 7,280,383 shares were previously registered for offer or sale under the Registrant’s 2001 Stock Incentive Plan (the “2001 Plan”) (the shares specified in clauses (i), (ii), (iii) and (iv) are split adjusted through the date of this filing and are hereafter collectively referred to in this Registration Statement as the “Carried Forward Shares”), and (v) the balance are newly registered shares. The Carried Forward Shares are shares with respect to which awards were forfeited, expired, canceled or settled in cash without delivery of shares of Common Stock, shares tendered or withheld to satisfy the exercise price and/or tax withholding obligations in connection with awards, and shares that were forfeited back to the Registrant after delivery because of the failure to meet an award contingency or condition, under the 1990, 1993, 1996 and 2001 Plans (collectively, the “Prior Plans”) on or after October 31, 2004. The newly registered shares include shares reacquired by the Registrant on the open market or otherwise using cash proceeds received by the Registrant from the exercise of stock options granted under the 2004 Plan or any of the Prior Plans.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of T. Rowe Price Group, Inc. Common Stock reported on the Nasdaq National Market on June 3, 2010 (i.e., $49.44).

(3)	The Carried Forward Shares with respect to the 1990 Plan were registered pursuant to a Registration Statement on Form S-8 filed on November 1, 1990 (file no. 33-37573). The Carried Forward Shares with respect to the 1993 Plan were registered pursuant to the registration statement on Form S-8 filed on December 3, 1993 (file no. 33-72568). The Carried Forward Shares with respect to the 1996 Plan were registered pursuant to the registration statement on Form S-8 filed on January 24, 1997 (file no. 333-20333). The Carried Forward Shares with respect to the 2001 Plan were registered pursuant to the registration statements on Form S-8 filed on April 27, 2001 (file no. 333-59714) and on December 1, 2004 (file no. 333-120883). Pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, the Registrant has carried forward the registration fees previously paid for the Carried Forward Shares. The Registrant is concurrently filing a Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (file no. 33-37573), Post-Effective Amendments No. 4 to the Registration Statements on Form S-8 (file nos. 33-72568 and 333-20333), and a Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 (file no. 333-59714 and 333-120883) to reflect the carry forward of shares registered thereunder to this Registration Statement.

INCORPORATION BY REFERENCE
     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by T. Rowe Price Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-120882), with respect to securities offered pursuant to the Registrant’s 2004 Stock Incentive Plan are hereby incorporated by reference.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

4.1	Charter of T. Rowe Price Group, Inc., as Amended by Articles of Amendment dated April 10, 2008. (Incorporated by reference from Form 10-Q Report for the quarterly period ended March 31, 2008; Accession No. 0000950133-08-001597.)

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of February 12, 2009. (Incorporated by reference from Form 8-K Current Report as of February 17, 2009; Accession No. 0000950133-09-000369.)

4.3	T. Rowe Price Group, Inc. 2004 Stock Incentive Plan. (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on February 27, 2004; Accession No. 0001113169-04-000023.)

4.4	First Amendment to the T. Rowe Price Group, Inc. 2004 Stock Incentive Plan. (Incorporated by reference from Form 10-Q Report for the quarterly period ended March 31, 2009; Accession No. 0000950133-09-001209.)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered. (Includes Consent of Counsel filed herewith.)

23.1	Consent of Counsel. (Contained in Exhibit 5.1 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm (Filed herewith.)

24.1	Power of Attorney. (Filed herewith.)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 4 day of June, 2010.

T. ROWE PRICE GROUP, INC.
By:	/s/ Kenneth V. Moreland
Kenneth V. Moreland
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* James A.C. Kennedy	Chief Executive Officer and President (Principal Executive Officer)

* Kenneth V. Moreland	Vice President and Chief Financial Officer (Principal Financial Officer)

* Jessica M. Hiebler	Vice President (Principal Accounting Officer)

By: /s/ Kenneth V. Moreland	As Attorney-in-Fact	June 4, 2010

Kenneth V. Moreland

A majority of the Board of Directors:

Edward C. Bernard, James T. Brady, J. Alfred Broaddus, Jr., Donald B. Hebb, Jr., James A.C. Kennedy, Brian C. Rogers, Dr. Alfred Sommer, Dwight S. Taylor, Anne Marie Whittemore

By: /s/ Kenneth V. Moreland	As Attorney-in-Fact	June 4, 2010

Kenneth V. Moreland

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Charter of T. Rowe Price Group, Inc., as Amended by Articles of Amendment dated April 10, 2008. (Incorporated by reference from Form 10-Q Report for the quarterly period ended March 31, 2008; Accession No. 0000950133-08-001597.)

4.2	Amended and Restated By-Laws of T. Rowe Price Group, Inc. as of February 12, 2009. (Incorporated by reference from Form 8-K Current Report as of February 17, 2009; Accession No. 0000950133-09-000369.)

4.3	T. Rowe Price Group, Inc. 2004 Stock Incentive Plan. (Incorporated by reference from the definitive Proxy Statement on Form DEF 14A filed on February 27, 2004; Accession No. 0001113169-04-000023.)

4.4	First Amendment to the T. Rowe Price Group, Inc. 2004 Stock Incentive Plan. (Incorporated by reference from Form 10-Q Report for the quarterly period ended March 31, 2009; Accession No. 0000950133-09-001209.)

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered. (Includes Consent of Counsel filed herewith.)

23.1	Consent of Counsel. (Contained in Exhibit 5.1 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm (Filed herewith.)

24.1	Power of Attorney. (Filed herewith.)